Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No.2 on Form F-1 (File No.333-283873) of our report dated August 14, 2025 with respect to the Company’s consolidated balance sheet as of March 31, 2025 and the related consolidated statements of loss and comprehensive loss, changes in equity, and cash flows for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

August 20, 2025